EXHIBIT 99.1

TREATY Energy Corporation Adds Three Directors with Industry or Financial Executive Experience,

Engages New Auditor and Has Commenced Regulatory Filings to Increase Authorized Common Shares

NEW ORLEANS – Mar 16, 2015 -- TREATY Energy Corporation (OTCQB: TECO), a growth-oriented energy company in the oil and gas industry (sometimes referred to as the “Company”), today announced certain actions and changes that its leadership team believes will improve the Company’s operations and decision making capabilities.

Addition of Three Directors Increases the Board of Directors to Five Directors: Chris D. Tesarski, Chairman and CEO of the Company, stated, “We are extremely pleased that three of our shareholders have stepped up to the plate to assist in the leadership and direction of our Board of Directors, particularly in view of the recent departure of the third Board Member, Mr. Ghosh. The following shareholders have agreed to accept appointment as non-executive Directors of the Board of TECO to join the current two members of the Board: Mr. Oral Glasco; Mr. John J. ‘Sean’ Hickey; and Mr. David Taylor. We may, of course, also reach out to other shareholders to serve in an advisory capacity to the Board.”

Mr. Tesarski added, “Each of these new Directors has agreed to serve the BOD as Director Because the addition of three members to the Board constitutes a “change of control,” the applicable Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act’) provides that, prior to the time any such person takes office as a director…,the issuer shall file with the Commission, and transmit to all holders of record of securities of the issuer…” the Schedule 14-F Change of Control Information Statement. In turn, Rule 14f-1 provides that such Schedule shall be forwarded to all shareholders “…not less than 10 days prior to the date any such person[s] take office as a director...,” hereafter the “Effective Date.” Upon the Effective Date as so defined, the three prospectively appointed Directors will be added:

Oral Glasco, 70, retired General Manager of The Alma Telephone Co, established five subsidiary companies and partnerships (Internet, Cellular Systems and Fiber optic networks) that span Missouri and now the U.S. An 8-year veteran of the U.S. Air Force serving in Vietnam who received the Air Force Commendation Medal for Distinguished Service, Mr. Glasco also served as an Instructor in the “Air Training Command.” In addition, he has been an investor in oil and gas opportunities since 1977 in Southern Illinois, Texas and Mississippi with extensive experience evaluating drilling operations and production leases. Mr. Glasco resides in Missouri.

John J. “Sean” Hickey, 62, retired federal agent and CPA. Mr. Hickey had a career with the federal government and, since retiring, has been involved on a consulting basis to several large firms regarding corporate research and investigatory work. Mr. Hickey has decades of investigative and audit experience. Mr. Hickey resides in North Carolina.

David Taylor, 66, a 1971 business school graduate, had a long career in the energy/petrochemical industries, with more than ten years at the Unocal Refinery handling crude oil logistics. Mr. Taylor has spent the last 20-plus years in S.E. Texas/S.W. Louisiana in the petrochemical and oilfield service industry in a managerial capacity for several regional and national industrial supply firms, gaining oil and gas business acumen and industry experience. Mr. Taylor resides in Texas.

Mr. Tesarski stated further, “I will continue to serve the Company as Chairman of the Board of Directors and Andrew L. Kramer, the Company’s VP, General Counsel and Corporate Secretary, will continue to serve as a Director. Rana Ghosh, a gentleman that came to the Board in July 2014, resigned as a Director in November 2014 due to professional conflicts and personal obligations.”

Upon the Effective Date, TECO’s current management believes that the Board will have the requisite depth, wisdom and experience to prosecute its business plan, including being sensitive to guidance and direction from our loyal shareholders. Upon the Effective Date, the three new Directors have agreed to give their time and expertise to help TECO move forward, despite the recent challenges and obstacles, and concurrently seeking to redirect the energy and strategies needed and contemplated to go forward.

TREATY Engages New Auditor:

Mr. Tesarski stated, “Treaty Energy Corporation is pleased to announce that BF Borgers CPA PC of Colorado was engaged by the Company, effective March 11, 2015. The Company’s new Auditor will provide the necessary services to audit and finalize financial filings for the years ended December 31, 2013 and 2014.”

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Increase in Authorized Shares of Common Stock: On March 12, 2015, the Company amended its Articles of Incorporation with the State of Nevada to increase the total number of authorized shares of common stock to 2,250,000,000, an increase of 300,000,000 shares. The Company also has 50,000,000 shares of preferred stock authorized.

New securities counsel (engaged by the Company on February 23, 2015) has advised the Company that such increase is not effective until the Company has prepared and filed a Schedule 14-C Information Statement—in lieu of a shareholder vote and/or Proxy Statement--required of Section 12(g) companies.

Specifically, Section 14(c) of the Exchange Act (as defined above) provides that, in lieu of a vote taken of shareholders pursuant to a Proxy Statement, “…such issuer shall in accordance with the rules of the Commission and transmit to all holders of record such security information substantively equivalent to the information which would be required to be transmitted if a solicitation were made…”; and Rule 14c-5 of the Exchange Act requires that the associated Schedule 14-C “…shall be filed with the Commission at least 10 calendar days prior to the date definitive copies of such statement are first sent or given to security holders…” New Company management has instructed securities counsel to prepare and file the Schedule 14-C immediately, the current and prospective Board now being aware that the proposed increase in common shares is not effective under the applicable Rules 14c-1 et al until such Information Statement is filed, copies are sent to all Company shareholders and, thereafter, 10 days have passed.

Those cumulative actions are currently expected to be concluded in early April—at which point any share issuances deferred by the Company will then be consummated post-haste.

In that context, the Company’s stakeholders should be aware that the Board recognized a need to issue about 110,000,000 shares of stock to satisfy prior obligations to a group of shareholders. Further, once these shares are issued to this group of shareholders, the Company will have about 200,000,000 shares of unissued Common Stock available for general corporate purposes.

The Board also reviewed and ratified certain controls and restrictions on the future issuance of these remaining “available-but-unissued” shares, and restricted any further issuance until and unless: (a) the stock is again trading on the OTC Markets trading platform (showing Bid/Ask prices) and (b) the stock has achieved a “price per share” considered acceptable to the Board.

Oil & Gas Agreement with Calgary-based Energy Group:

Treaty Energy Corporation has entered into a Trust Agreement with ALBERTACO, a Calgary-based oil and gas group. Under the Agreement, ALBERTACO has committed to sell to the Company (i) a 25% working interest in properties in the Grouard/Roussard/Peace River Arch area designated “PR LANDS” and (ii) the right to participate in two (2) separate Farm-Out Agreements for a total cost of $250,000 (CDN).

However, because the Company does not currently have the resources available to pay for the PR LANDS interest, ALBERTACO has agreed to hold this interest in trust and loan the Company its share of the proceeds from the PR Lands interest, which is projected to be approximately $10,000-$15,000 per month dependent on commodity pricing, for the next six (6) months.

If Treaty Energy Corporation is able to fulfill the terms of the Farm-Out Agreements by August 31, 2015, then the Company can exercise its right to purchase the PR LANDS interest, which is projected to produce approximately 25 BPD of oil, gas, and natural gas liquids, and to participate in the two (2) Farm-Out Agreements, the combined production of which is projected to be approximately 200 BPD of oil, gas, and natural gas liquids, for $250,000 (CDN) maximum.

If Treaty Energy Corporation is unable to fulfill the terms either of the two (2) Farm-Out Agreements by October 31, 2015, then the Company would be required to pay ALBERTACO $250,000 (CDN) plus any funds advanced to the Company in order to purchase the PR LANDS interest and to participate in the two (2) Farm-Out Agreements. Should the Company acquire the PR LANDS interest but fail to fulfill its obligations under either of the two (2) Farm-Out Agreements, the rights to the two (2) Farm-Out Agreements would automatically expire on December 31, 2015, unless both parties agree in writing to an extension. Alternatively, the Company continues to retain the right to decline the purchase of the PR LANDS interest and Farm-Out Agreements at any time, in which event it would be required to repay ALBERTACO whatever funds it has advanced, including interest at an annual rate of 12.5%, by December 31, 2015.

Contact:

TREATY Energy Corporation

Investor Relations

investors@treatyenergy.com

Tel: 504-524-6987

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Company Links

Website: http://www.treatyenergy.com

Facebook: https://www.facebook.com/TreatyEnergyCorp

Twitter: https://twitter.com/TreatyEnergyCo

About TREATY Energy Corporation

TREATY, an developmental stage energy company, is engaged in the acquisition, development and production of oil and natural gas. TREATY acquires and develops oil and gas leases which have "proven but undeveloped reserves" at the time of acquisition. These properties are not strategic to large exploration-oriented oil and gas companies. This strategy allows TREATY to develop and produce oil and natural gas with tremendously decreased risk, cost and time involved in traditional exploration.

Forward-Looking Statements

Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, raising working capital and securing other financing; responding to competition and rapidly changing technology; and other risks. These risks are detailed in the Company's filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K. Actual results may differ materially from such forward-looking statements.

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